UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2022

TERRA INCOME FUND 6, INC.

(Exact name of registrant as specified in its charter)

Maryland	814-01136	46-2865244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West 28th Street, 12th floor

New York, New York 10001

(Address of principal executive offices, including zip code)

(212) 753-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
7.00% Notes due 2026	TFSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Form 8-K/A is being filed by Terra Income Fund 6, Inc. (the “Company”) for the purpose of amending Item 5.07 of the Current Report on Form 8-K originally filed by the Company with the Securities and Exchange Commission on September 13, 2022 (the “Original Report”) in order to state that the Company expects the closing of the transactions contemplated by the Merger Agreement (as defined below) to occur on or about October 1, 2022, subject to the satisfaction of all closing conditions. Except as set forth in the preceding sentence, this Form 8-K/A does not substantively amend any other portion of the Original Report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 12, 2022, the Company held a special meeting of the Company’s stockholders solely by means of a virtual meeting conducted live over the internet (the “Special Meeting”) to vote on the Company’s proposals identified in the definitive proxy statement/prospectus dated July 25, 2022 (the “Proxy Statement”). As of the close of business on July 22, 2022, the record date for the Special Meeting, there were 8,079,887.83 shares of the common stock, par value $0.001 per share (“Common Stock”), of the Company outstanding and entitled to vote at the Special Meeting. A quorum of 4,851,151.69 shares of Commnon Stock were represented in person virtually or by proxy at the Special Meeting. A summary of voting results with respect to each proposal voted upon at the Special Meeting is set forth below.

Proposal 1. Proposal to approve the merger (the “Merger”) of the Company with and into Terra Merger Sub, LLC (“Merger Sub”), a wholly owned subsidiary of Terra Property Trust, Inc. (“TPT”), pursuant to the Agreement and Plan of Merger, dated as of May 2, 2022, as amended or modified from time to time (the “Merger Agreement”), by and among the Company, TPT, Merger Sub, Terra Income Advisors, LLC and Terra REIT Advisors, LLC. The Merger was approved as follows:

For	Against	Abstain
4,179,184.33	377,272.33	294,695.02

Proposal 2. Proposal to approve an amendment to the Company’s charter deleting provisions related to certain “Roll-Up” transactions (the “Charter Amendment”). The Charter Amendment was approved as follows:

For	Against	Abstain
4,102,532.31	413,506.85	335,112.52

Proposal 3. Proposal to approve the withdrawal by the Company of its election to be treated as a “business development company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), pursuant to and in accordance with the requirements of the Investment Company Act (the “BDC Election Withdrawal”). The BDC Election Withdrawal was approved as follows:

For	Against	Abstain
4,166,026.49	364,174.48	320,950.71

Proposal 4. Proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Merger, the Charter Amendment or the BDC Election Withdrawal. The proposal to approve the adjournment of the Special Meeting, if necessary or appropriate for the purpose of soliciting additional proxies if there were not sufficient votes for the approval of the Merger, the Charter Amendment or the BDC Election Withdrawal, was approved as follows:

For	Against	Abstain
4,142,949.89	423,212.64	284,989.15

Consummation of the transactions contemplated by the Merger Agreement are subject to the satisfaction of certain customary closing conditions, all as set forth in the Merger Agreement and discussed in detail in the Proxy Statement, which is available on the U.S. Securities and Exchange Commission’s website at www.sec.gov. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A to the Proxy Statement. Assuming the satisfaction of such closing conditions, the Company expects the closing of the transactions contemplated by the Merger Agreement to occur on or about October 1, 2022.

Item 8.01.	Other Events.

On September 13, 2022, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial	Statements and Exhibits.

Exhibit	Description

99.1	Press Release, dated September 13, 2022

Signatures

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TERRA INCOME FUND 6, INC.

Date: September 13, 2022	By:	/s/ Gregory M. Pinkus
	Name:	Gregory M. Pinkus
	Title:	Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary